Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference of our report dated February 19, 1998, with respect to the financial statements of the Professional Employer
Organization Business of AmeriCare Employers Group included in the Current Report Form 8-K/A dated March 31, 1998 of NovaCare Employee Services, Inc. into the Registration Statement (Form S-8 No. 333-47001) and related Prospectus of NovaCare Employee Services, Inc. for the registration of 1,625,000 shares of its common stock.




                                                         /s/ ERNST & YOUNG LLP


    Phoenix, Arizona
    March 31, 1998


                                       23